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                                    ENRON
                                       CORP

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON CORP.
  P                  FOR SPECIAL MEETING ON NOVEMBER 12, 1996

  R           The Undersigned hereby appoints Kenneth L. Lay, James V.
       Derrick, Jr., and Peggy B. Menchaca, or any of them, and any
  O substitute or substitutes, to be the attorneys and proxies of the undersigned at the Special Meeting of Stockholders of Enron corp.
  X ("Enron") to be held at 4:00 p.m., Houston time, on Tuesday, November 12, 1996, at the Enron Building, 1400 Smith Street, Houston, Texas
  Y 77002 or at any adjournment(s) or postponement(s) thereof, and to vote at such meeting the shares of stock of Enron the undersigned held of record on the books of Enron on the record date for the meeting.

                                             (change of address/comments)
                                          ___________________________________

                                          ___________________________________

                                          ___________________________________

                                          ___________________________________
                                          (If you have written in the above
                                          spaces, please mark the
                                          corresponding box on the reverse
                                          side of this card.)


       YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE
       APPROPRIATE BOX, SEE REVERSESIDE, BUT YOU NEED NOT MARK ANY
       BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF
       DIRECTORS' RECOMMENDATION.  THE PROXIES CANNOT VOTE YOUR
       SHARES UNLESS YOU SIGN AND RETURN THIS CARD.              ---------------
       THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE          | SEE REVERSE |
       GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY        |     SIDE    |
       ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.                ---------------





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[X]  PLEASE MARK YOUR                                                |
     VOTE AS IN THIS                                                 |     7405
     EXAMPLE.                                                        |________


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
-------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
-------------------------------------------------------------------------------

1. Approval and Adoption of the Amended and Restated Agreement and Plan of Merger by and between Enron Corp., Portland General Corporation and Enron Oregon Corp., dated as of July 20, 1996 and amended and restated as of September 24, 1996.

               FOR             AGAINST            ABSTAIN
               [ ]               [ ]                [ ]


2. In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

               FOR             AGAINST            ABSTAIN
               [ ]               [ ]                [ ]

Change of Address/       [ ]
Comments on Reverse Side



                                       All as more particularly described in
                                       the Joint Proxy Statement/Prospectus
                                       relating to such meeting, receipt of
                                       which is hereby acknowledged.  Please
                                       sign exactly as name appears hereon.
                                       Joint owners should each sign.  When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.


                                       _________________________________________


                                       _________________________________________
                                       Signature(s) Date

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                          - FOLD AND DETACH HERE -


ENRON                                                  THIS IS YOUR PROXY.
   CORP                                           YOUR VOTE IS IMPORTANT. PLEASE
                                                    SIGN, DATE AND MAIL TODAY.


                FOR EARNINGS INFORMATION, CALL (800) 808-0363

               NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o  DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o DIRECT DEPOSIT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.)

o DIVIDEND REINVESTMENT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS REINVESTED IN THE PURCHASE OF ADDITIONAL SHARES OF ENRON CORP. COMMON STOCK WITH NO COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF THE SHARES AND A FEE OF $15 PLUS 12 CENTS PER SHARE TO SELL SHARES. (There is no charge to have shares delivered to you in certificate form.)

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE STOCKHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder.)

           JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                        (800) 519-3111 OR (201) 324-1225
                                  OR WRITE TO:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                 P. O. BOX 2500
                           JERSEY CITY, NJ 07303-2500